Exhibit 99.1

Datavault AI Reports First Profitable Quarter, Record Revenue Growth, and Reiterates $200M (~400% YoY Growth) Full Year 2026 Revenue Target

2025 Business Highlights

•	Q4-25 revenue of $33.8 million drives profitable quarter

•	Q4-25 GAAP Operating Profit of $4.2 million

•	Q4-25 Adjusted EBITDA of $8.1 million

•	FY-25 revenue increases 1,362% YoY to $39.1 million

•	Strong year-end balance sheet with $116 million in working capital

•	Reiterates FY-26 revenue target of $200 million, representing a nearly 400% YoY increase from FY-25

Management to host a live investor webcast this morning at 8:30 a.m. ET

PHILADELPHIA, PA / ACCESS Newswire / March 19, 2026 / Datavault AI Inc. ("Datavault AI" or the "Company")  (NASDAQ: DVLT), a provider of data monetization, credentialing, and digital engagement, and real-world asset (“RWA”) tokenization technologies, today announced fourth quarter and year-end results for fiscal 2025. The Company posted its first-ever profitable quarter, for the fourth quarter ended December 31, 2025, and reported record revenue for the full year 2025, up 1,362% from the prior year.

Datavault AI’s growth during 2025 reflects the successful execution of the Company’s strategic plan to integrate artificial intelligence (“AI”) assets and combine complementary businesses to unlock strategic value across its technology platform. Demand for the Company’s intellectual property licensing and RWA tokenization and monetization solutions continues to accelerate, fueled by a rapidly expanding customer base across multiple industries and a growing global footprint.

“2025 marked a pivotal year of transformation for Datavault AI, driven by strategic acquisitions and the issuance of foundational global intellectual property assets covering the multi trillion-dollar data monetization, RWA, real estate, and NIL markets that position us at the forefront of the emerging tokenomics,’” said Nathaniel Bradley, Chief Executive Officer of Datavault AI. “We are witnessing a global race toward unified, blockchain-based infrastructure where all asset classes—data, digital assets, and traditional securities—can be verified, securitized, and transacted seamlessly. These growing alliances reflect a broader shift toward shared infrastructure that enables trusted exchange at scale. Datavault AI’s ecosystem is designed to power this evolution—enabling organizations to participate in a transparent, compliant, and monetizable data economy built on next-generation exchange architecture.”

Q4-2025 Financials

Revenue for the fourth quarter ended December 31, 2025 was $33.8 million, a 3,650% YoY increase compared to less than $1 million for the fourth quarter ended December 31, 2024.

Sequentially, revenue for the fourth quarter ended December 31, 2025 increased 1,065% compared to $2.9 million in the period ended December 31, 2024

Operating Profit for the fourth quarter ended December 31, 2025 increased to $4.2 million compared to a loss of $6.3 million for the fourth quarter ended December 31, 2024.

Recorded Net Profit for the first time in the Company’s history with $661 thousand for the fourth quarter ended December 31, 2025.

FY-2025 Financials

Revenue increased to $39.1 million for the fiscal year ended December 31, 2025, compared to $2.67 million reported for full year 2024, meeting expectations set by management.

Gross profit was $30 million (gross margin 78%) for the fiscal year ended December 31, 2025, compared to $376 thousand (gross margin 14%) for the fiscal year ended December 31, 2024.

Milestones and 2026 Outlook

During 2025, the Company announced a full year 2026 revenue target of $200 million, which it is today re-iterating.

The Company is well-positioned for a successful future and reported its strongest year-end balance sheet ever, with approximately $116 million in working capital including $142.9 million in current assets, only $26.9 million in current liabilities, and no long-term debt. In May 2025, the Company closed the acquisition of CompuSystems, Inc. and recently closed the acquisition of API Media Innovations Inc.

“2025 was about laying the foundation with industry leading strategic partners and ensuring a strong balance sheet. As we look ahead, we believe our growing intellectual property portfolio and infrastructure position Datavault AI to unlock significant value across industries,” added Bradley.

Today’s Datavault AI Q4 and FY25 Webcast Conference Call

CEO Nathaniel Bradley and CFO Brett Moyer will host an investor conference call, webcast and Q&A today, at 8:30 a.m. ET March 19, 2026 to discuss the Company’s results and answer investor questions.

Conference Call and Webcast Information

•	Date: Thursday, March 19, 2026 at 8:30 a.m. ET
•	Participant Dial-in (US): 1-877-405-1216
•	Participant Dial-in (International): 1-201-689-8336
•	Webcast Access: Click Here

A replay of the webcast will be made available later in the day in the Investors/Presentations section of the Datavault AI website: Click Here.

Full details of the Company’s 2025 fiscal year results are disclosed in its Annual Report on Form 10-K, filed with the SEC on March 18, 2026 and available at no cost at www.sec.gov.

About Datavault AI Inc.

Datavault AI TM (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The Company's cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions. Datavault AI's Acoustic Sciences division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high-definition sound transmission technologies with intellectual property covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® enables Digital Twins, licensing of name, image and likeness by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI's technology suite is completely customizable and offers AI and machine learning automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. ("Datavault AI," the "Company," "us," "our," or "we") and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding future events, the Company’s revenue target for fiscal 2026, the expected operational, technical and commercial outcomes of the Company's commercial strategy, the potential for Datavault AI to successfully deploy its technologies and gain market share in such markets, the potential for Datavault AI to anticipate market trends, exploit business opportunities and create value for customers, and the projected direction and market impacts of regulatory changes with respect to digital assets, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the risk that the Company will not achieve its full year 2026 revenue target, risks related to our ability to deploy our technologies and gain market share in our target markets; the risk that Datavault AI will incorrectly anticipate market trends and/or fail to successfully exploit business opportunities; the risk that regulatory changes with respect to digital assets may negatively impact the markets in which Datavault AI operates, or fail to drive revenue growth to anticipated levels; changes in market demand for Datavault AI's services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC's website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense.

We define Adjusted EBITDA, as adjusted for equity-based compensation, depreciation expense, amortization expense, interest expense (net), change in fair value of 2025 notes measured at fair value, change in fair value of convertible note to related party measured at fair value, change in fair value of warrant liabilities, change in fair value of crypto currency, extinguishment of debt and income tax provision.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

Investor Contact

Edward Barger VP, Investor Relations

ebarger@dvlt.ai

Media Contact

Allan Wallace

marketing@dvlt.ai

DATAVAULT AI INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2025 and 2024

(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$2,004	$3,330
Accounts receivable	888	349
Related party receivable	30,000	—
Unbilled accounts receivable	1,705	—
Inventories	636	1,618
Crypto assets	92,222	—
Deferred offering costs	5,500	—
Prepaid software license, current	7,759	—
Prepaid expenses and other current assets	2,159	1,142
Total current assets	142,873	6,439
Property and equipment, net	606	58
Intangible assets	94,816	92,575
Goodwill	19,135	—
Prepaid software license, noncurrent	6,956	—
Investment in non-marketable securities	4,300	—
Deposit for business combination	1,000	1,000
Other assets	5,018	553
Total assets	$274,704	$100,625

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,832	$2,779
Accrued liabilities	11,002	1,334
Due to related party	98	—
Short-term convertible note payable, related party	3,936	—
Short-term promissory notes	1,013	—
Total current liabilities	26,881	4,113
Convertible note payable, net, related party, net of current	—	9,569
Convertible notes	5,917	—
Warrant liabilities	9	664
Other liabilities	3,923	553
Total liabilities	36,730	14,899

Stockholders’ Equity:
Common stock, par value $0.0001; 2,000,000,000 shares authorized; 573,438,153 and 52,034,060 shares issued and outstanding as of December 31, 2025 and 2024, respectively	59	5
Additional paid-in capital	615,360	384,172
Accumulated deficit	(377,445)	(298,451)
Total stockholders’ equity	237,974	85,726
Total liabilities and stockholders’ equity	$274,704	$100,625

DATAVAULT AI INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2025 and 2024

(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Patent license revenue from related parties	$30,000	$2,674
Live event production revenue	5,906	—
Consumer audio products, components, and other revenue, net	3,183	—
Total revenue	39,089	2,674

Cost of revenue, patent license	810	—
Cost of revenue, live events	6,223	—
Cost of revenue, consumer audio products, components, and other	1,656	2,298
Total cost of revenue	8,689	2,298
Gross profit	30,400	376

Operating Expenses:
Research and development	16,498	7,818
Sales and marketing	11,279	3,974
General and administrative	35,098	9,722
Total operating expenses	62,875	21,514
Loss from operations	(32,475)	(21,138)

Interest expense, net	(19,982)	(1,272)
Change in fair value of convertible notes	(20,605)	—
Change in fair value of convertible note to related party	97	—
Change in fair value of warrant liability	19	(29,120)
Loss on debt extinguishment	(5,804)	—
Other expense, net	(239)	121
Loss before provision for income taxes	(78,989)	(51,409)
Provision for income taxes	5	—
Net loss	(78,994)	(51,409)
Deemed dividend on conversion of Series B preferred for common stock and repurchase of Series B preferred stock	—	(5,842)
Deemed dividend on issuance of common stock and warrants issued in connection with amendments to warrants to purchase common stock	$—	(10,475)
Net loss attributable to common stockholders	$(78,994)	$(67,726)
Net loss per common share - basic and diluted	$(0.52)	$(16.14)
Weighted average number of common shares used in computing net loss per common share	152,579,525	4,197,284

Note: Share and per share amounts have been retroactively adjusted to reflect the impact of a 1-for-150 reverse stock split effected in April 2024, as discussed in Note 1.

DATAVAULT AI INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2025 and 2024

(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(78,994)	$(51,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,259	2,976
Depreciation and amortization	10,338	70
Amortization of debt discounts and paid-in-kind interest	1,729	1,260
Change in fair value of 10% convertible notes	20,604	—
Fair value remeasurement of crypto assets	(171)	—
Loss on sale of crypto assets	567	—
Fair value of equity warrants in interest expense	16,657	—
NYIAX	595	—
Loss reserve	925	—
Debt Extinguishment	5,804	—
Change in fair value of warrant liability	(19)	29,120
Changes in operating assets and liabilities:
Accounts receivable	(539)	(55)
Related party receivable	(30,000)	—
Unbilled accounts receivable	(1,411)	—
Inventories	1,145	1,119
Crypto assets	10,272	—
Prepaid expenses and other current assets	(1,025)	(349)
Prepaid software	(2,319)	—
Other assets	(3,752)	93
Accounts payable	7,438	(228)
Due to related party	2,448	—
Accrued liabilities	7,221	(41)
Other liabilities	2,618	(82)
Net cash used in operating activities	(23,610)	(17,526)

Cash flows from investing activities:
Issuance of note receivable	—	(423)
Deposit for business combination	(1,000)	(1,000)
Payments for business acquisition	(6,500)	—
Purchases of property and equipment	(380)	(35)
Purchases of intangible assets	—	(99)
Net cash used in investing activities	(7,880)	(1,557)

Cash flows from financing activities:
Proceeds from issuance of notes payable	27,533	—
Proceeds from issuance of common stock, net of offering costs	4,763	—
Proceeds from issuance of common stock in connection with warrant exercise	—	8,063
Proceeds from issuance of common stock, prefunded warrants and warrants, net of issuance costs	—	19,558
Proceeds from issuance of short-term loan, net of issuance costs	—	600
Proceeds from exercise of warrants	—	714
Repurchase of Series B preferred stock	—	(6,266)
Repurchase of short term loan	—	(667)
Issuance of securities in Big Lake transaction	2,500	—
Repayment of convertible note payable, related party	(2,943)	—
Payments on short-term debt	(1,316)	—
Other equity issuances	250	—
Repurchase of common stock warrants	(623)	—
Net cash provided by financing activities	30,164	22,002
Net decrease in cash and cash equivalents	(1,326)	2,919
Cash and cash equivalents as of beginning of period	3,330	411
Cash and cash equivalents as of end of period	$2,004	$3,330

Supplemental disclosure of cash flow information:
Cash paid for interest	$874	$274
Cash paid for income taxes	$4	$4

Noncash Investing and Financing Activities:
Reclassification of liability warrants to equity warrants	$—	$41,851
Issuance of warrant liability in connection with financing	$—	$8,701
Deemed dividend on conversion of Series B preferred stock and repurchase of Series B preferred stock	$—	$5,842
Derecognition of Series B preferred stock liability warrants	$—	$824
Issuance of stock-based compensation to vendors	$—	$600
Warrant exercise in connection with loan settlement	$—	$333
Issuance of common stock in connection with Series B preferred stock	$—	$325
Unpaid financings issuance costs	$—	$269
Issuance of common stock and convertible note payable in connection with the acquisition of intangible assets	$—	$92,000
Unpaid intangible assets acquisition costs	$—	$476
Cashless exercise of warrants	$—	$587
Reclassification of equity warrants to liability warrants	$—	$645
Cumulative effect of adoption of ASU 2020-06	$—	$116
Common Stock issued in exchange for crypto assets	$117,664	$—
EOS Note payable conversion to common stock	$3,100	$—
Convertible notes issued for CSI acquisition	$9,718	$—
Non cash common shares issued in CSI acquisition	$10,282	$—
Issuance of common stock to NYIAX	$4,895	$—
Issuance of warrants with the 2025 Notes	$16,657	$—
Issuance of common stock for CSI notes conversion	$5,209	$—
Issuance of common stock with the 10% note conversions	$47,960	$—
Issuance of common stock for waiver shares	$5,449	$—
Common stock issued for intangibles	3,485	—

A reconciliation of net gain (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Datavault AI Inc.

GAAP to Non-GAAP Reconciliations

(In thousands)

	Three Months Ended December 31,
	2025	2024
Reconciliation of Net Gain/Loss (GAAP) to EBITDA and Adjusted EBITDA (Non-GAAP)
Net Gain (loss)	$661	$(6,359)
Interest expense, net	1,796	12
Provision for income tax expense	-	-
Depreciation	26	11
Amortization	2,732	-
EBITDA	5,215	(6,336)
Stock-based compensation	1,869	1,653
Change in fair value of 2025 notes measured at fair value	1,029	-
Change in fair value of convertible note to related party measured at fair value	139	-
Change in fair value of warrant liabilities	-	-
Change in fair value of crypto currency	(167)	-
Extinguishment of debt	-	-
Adjusted EBITDA	$8,085	$(4,683)